THE WARNACO GROUP, INC.
2005 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Grantee:            Joseph R. Gromek

This Agreement is to certify that the Grantee named below has been granted the number of Restricted Stock Units set forth below under the terms and conditions set forth in this Agreement (this Award, the "Restricted Stock Units"). The Restricted Stock Units and this Agreement are subject to and incorporate by reference the terms and conditions of The Warnaco Group, Inc. 2005 Stock Incentive Plan (the "Plan") and the Employment Agreement (the "Employment Agreement"), dated as of December 22, 2004, between the Grantee and The Warnaco Group, Inc. (the "Company"), to the extent that the terms of the Employment Agreement relate to the terms and conditions of the award granted under this Agreement. The Restricted Stock Units are referred to under the Employment Agreement as "Career Units." Capitalized terms used but not defined herein are defined in the Plan.

Number of Restricted Stock Units:	[ ], payable only in Shares.

Grant Date:	[ ]

Vesting Schedule:	For grants of Restricted Stock Units made prior to April 14, 2008: 50% of the Restricted Stock Units granted hereby shall become vested on April 14, 2008; the remaining 50% of such Restricted Stock Units shall become vested on the date on which the Grantee reaches age 65, subject to Grantee's continuous employment/service with the Company.

For grants of Restricted Stock Units made on or after April 14, 2008: This Restricted Stock Unit Grant shall vest in its entirety on the date on which the Grantee reaches age 65, subject to the Grantee's continuous employment/service with the Company.

Payment of Units:	No Shares shall be issuable with respect to vested Restricted Stock Units until immediately following the Grantee's "separation from service," as defined under Section 409A(a)(2)(A)(i) of the Code, with the Company; provided, however, that, except in the case of the Grantee's death, if at the time of such separation from service the Grantee is a "specified employee," as defined in Section 409A(a)(2)(B)(i) of the Code, such distribution shall not be made until at least six months after the date of such separation from service; provided, further, that if the Grantee's employment is terminated due to Disability and such Disability satisfies the requirements of Section 409A(a)(2)(C) of the Code, then such distribution may be made upon termination without regard as to whether the Grantee was a "specified employee" at such time.

Termination of

Employment:	See Section 9 of the Employment Agreement.

Additional Terms:	See the Plan and the Employment Agreement. In addition:

The Restricted Stock Units are payable only to the Grantee during the Grantee's lifetime. The Restricted Stock Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any Affiliate; provided that the designation by the Grantee of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

By signing this Agreement, the Grantee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan including, but not limited to, Section 11(l) thereof (relating to compliance with applicable law and regulations).

Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company and its subsidiaries, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause.

The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the          day of                     , 2      .

THE WARNACO GROUP, INC.

By: Its:

JOSEPH R. GROMEK

Signature:

Printed Name:

Address: